UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2007

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of John F. Glick as President

The Board of Directors of Lufkin Industries, Inc. (the “Company”) announced the election of John F. Glick, 55, to President of the Company, effective August 2, 2007. Mr. Glick has been a senior officer of the Company since 1994, during which time he has served as Vice President, General Manager of both the Oil Field and Power Transmission divisions. Mr. Glick succeeds Mr. Douglas V. Smith, who has served as President since January 1993, and will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board.

A copy of the press release announcing the election is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Incentive Stock Compensation Plan 2000

On May 2, 2007, at the Company’s annual meeting of stockholders, the Company’s stockholders approved the amended and restated Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 (the “Plan”), which was previously approved by the Company’s Board of Directors in November 2006. The purpose of amending and restating the Plan was to increase the number of shares of Common Stock as to which options may be granted under the Plan from 1,800,000 shares to 2,800,000 shares and to extend the Plan to expire on May 31, 2017, instead of the original expiration date of May 4, 2010. (1,800,000 shares reflects authorized shares after the 2-for-1 Stock Split effective April 19, 2005.)

The Plan provides for the grant of stock options to purchase shares of the Company’s Common Stock to key employees of the Company as determined by the Company’s Compensation Committee. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 2,800,000 shares, subject to certain adjustments to prevent dilution. Options granted under the Plan to key employees may be either incentive stock options (“ISO’s”) under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NSO’s”). The Company will not receive any consideration from such employees in connection with such grants.

The Plan is administered by the Compensation Committee, which under the terms of the Plan, must consist of at least three members of the Board of Directors, none of which may be a key employee who is eligible to be, or is, a participant in the Plan. The Compensation Committee has complete discretion in determining the key executives and employees of the Company, subject to any terms of current agreements or contracts, or its subsidiaries who shall receive stock options and the number of such options to be granted. The Plan provides that, in granting options to key employees, the Compensation Committee shall take into consideration the contribution an employee has made or may make to the success of the Company or its subsidiaries and such other factors as the Compensation Committee shall determine.

The term of each stock option granted to a key employee shall be determined by the Compensation Committee on the date of grant, subject to limitations that (i) all such options will expire no later than ten years from the date of grant and (ii) the exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the event that the employment of a key employee shall terminate for reasons other than retirement with the consent of the Company, permanent disability or death, such employee’s options shall be exercisable only within three months after such termination and only to the extent that such options were exercisable immediately prior to such termination of employment. If such termination is due to retirement or permanent disability, the key employee may exercise options in full at any time during the remaining term provided therefore at the time of grant. Upon the termination of employment of a key employee by reason of death, such employee’s options, to the extent then exercisable, may be exercised for a period of one year after the date of the employee’s death, but no more than ten years after the date of the option was granted.

The Plan permits the Company to allow an optionee, upon exercise of an option, to satisfy any applicable federal income tax requirements in the form of cash, or, at the discretion of the Compensation Committee, shares of Common Stock, including shares issuable upon exercise of such option.

The Plan provides that upon a change of control of the Company (i) outstanding stock options would become immediately vested and exercisable (with certain exceptions) and (ii) upon exercise of an option, the optionee would receive cash based on the spread between the exercise price of such option and the premium price, if any, paid for the Common Stock in connection with such change of control. A change of control shall be deemed to occur if a person or group acquires 25% or more of the Company’s voting securities, the Directors of the Company at the beginning of any two-year period ceased to constitute a majority of the Board of Directors during such period for any reason, the shareholders of the Company approve a merger or consolidation of the Company with any other company (with certain exceptions), the shareholders of the Company approve an agreement for the sale, exchange or disposition by the Company of all or a substantial portion of the Company’s assets or the shareholders of the Company adopt a plan of complete liquidation of the Company.

The Board of Directors may amend, suspend or terminate the Plan at any time, except that any amendment or restatement that would (i) increase the maximum number of shares that may be issued under the options granted pursuant to the Plan, (ii) change the class of employees eligible to receive grants under the Plan, (iii) extend beyond the ten years the term of any option or (iv) extend the terms of the Plan, requires shareholder approval unless, in each case, such approval is not required to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Unless the term of the Plan is extended or earlier terminated, the Plan will terminate on May 31, 2017.

On August 2, 2007, the Board of Directors, pursuant to its authority under the Plan, adopted a correcting amendment to the Plan to clarify a limitation of awards under the Plan. The amended Plan was approved by the Board of Directors to clarify that, consistent with the disclosure in the Proxy Statement delivered to shareholders in connection with the 2007 annual meeting, grants of options under the Amended and Restated Plan are limited to no more than 300,000 to any one person in any calendar year.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Plan filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1 Amended and Restated Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000.

Exhibit 99.1 Press Release, dated August 2, 2007, issued by Lufkin Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By _ /s/ R. D. Leslie_______
R.D. Leslie
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 3, 2007

EXHIBIT INDEX

Exhibit No.    Description

 10.1        Amended and Restated Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000.

 99.1        Press Release, dated August 2, 2007, issued by Lufkin Industries, Inc.